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Exhibit 10.27.13

                            JOINT ESCROW INSTRUCTIONS

                                                              July 30, 2002


Richard Walsh III, Esq.
6310 Post Road
North Kingstown, RI 02852



Gentlemen:


         This letter sets forth the terms by which Richard Walsh III Esq. (the "Escrow Agent") would agree to act as the escrow agent for Eurotech, Ltd., a District of Columbia corporation (the "Company") in respect of the Escrow Shares (as defined below). The Escrow Agent is hereby authorized and directed to hold those shares of Common Stock of the Company (the "Escrow Shares"), received by the Company pursuant to the terms of a certain Technology Development Agreement by and between the Company and ipPartners Inc. (the "Consultant") dated as of July 24, 2002 (the "TDA"). The Escrow Shares shall be delivered to the Escrow Agent upon execution of the TDA. The Escrow Agent, the Company and the Consultant may be herein after referred to collectively as the "Parties". Capitalized terms not otherwise defined herein shall have those respective meanings ascribed to them in the TDA

         The Escrow Shares shall be held, and the Escrow Agent shall undertake its obligations in accordance with the following terms and conditions:

         1. The Parties hereto acknowledge receipt by the Escrow Agent of 2,000,000 shares of the Company's Common Stock, issued to ipPartners Inc. subject to those restrictions and provisions more fully described in Section 9 of the TDA with fully executed stock powers and authority to transfer the Escrow Shares.

         2. It is further acknowledged by the parties that these Escrow Shares are subject to forfeiture by the Consultant under the following conditions:

                  (a) On October 15, 2002, if the Company has notified the Escrow Agent via certified mail that: 1) the Consultant has not completed the prototype assemblies and 2) the device's capabilities to acquire acoustic data for testing of the APTIS Project have not been demonstrated; then seven hundred fifty thousand (750,000) of the Escrow Shares are forfeited and shall be returned, transferred or otherwise assigned to the Treasury of the Company.


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                  (b)      On January 15, 2003, if the Company has notified the
                           Escrow Agent via certified mail that: 1) the Consultant has not completed the prototype assemblies and 2) the device's capabilities to acquire acoustic data for testing of the Hand Held Project have not been demonstrated; then seven hundred fifty thousand (750,000) of the Escrow Shares are forfeited and shall be returned, transferred or otherwise assigned to the Treasury of the Company.

                  (c) On January 15, 2003, if the Company has notified the Escrow Agent via certified mail that: the Consultant has not completed and demonstrated to the Company the prototype of the APTIS Project; then two hundred fifty thousand (250,000) of the Escrow Shares are forfeited and shall be returned, transferred or otherwise assigned to the Treasury of the Company.

                  (d) On March 15, 2003, if the Company has notified the Escrow Agent via certified mail that: the Consultant has not completed and demonstrated the prototype of the Hand Held device: then two hundred fifty thousand (250,000) shares are forfeited and shall be returned, transferred or otherwise assigned to the Treasury of the Company.

                         It is further acknowledged by the parties that these Escrow Shares are to be promptly released by the Escrow Agent and returned to the Consultant under the following conditions:

                  (e) If by October 15, 2002, the Company has not notified the Escrow Agent via certified mail that: 1) the Consultant has not completed the prototype assemblies and 2) the device's capabilities to acquire acoustic data for testing of the APTIS Project have not been demonstrated; then seven hundred fifty thousand (750,000) of the Escrow Shares shall be released by the Escrow Agent and returned to the Consultant.

                  (f) If by January 15, 2003, the Company has not notified the Escrow Agent via certified mail that: 1) the Consultant has not completed the prototype assemblies and 2) the device's capabilities to acquire acoustic data for testing of the Hand Held Project have not been demonstrated; then seven hundred fifty thousand (750,000) of the Escrow Shares shall be released by the Escrow Agent and returned to the Consultant.


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                  (g)      If by January 15,2003, the Company has not notified
                           the Escrow Agent via certified mail that: the Consultant has not completed and demonstrated to the Company the prototype of the APTIS Project; then two hundred fifty thousand (250,000) of the Escrow Shares shall be transferred to the Consultant.

                  (h) If by March 15,2003, the Company has not notified the Escrow Agent via certified mail that: the Consultant has not completed and demonstrated the prototype of the Hand Held device: then two hundred fifty thousand (250,000) of the Escrow Shares shall be released by the Escrow Agent and returned to the Consultant.


         3. Those Escrow Shares, which shall be returned to the Treasury of the Company, shall be referred to as the Forfeited Shares.

         4. Upon a default of one of the above provisions which would trigger a forfeiture of the Escrow Shares, the Company shall provide to the Escrow Agent a written notice which shall be
                  (i) given to all Parties; (ii) shall be certified by the President of the Company; (iii) shall specify the specific nature of any default by the Consultant; and (iv) shall include a representation to the Escrow Agent that all applicable notice, right to cure and other applicable provisions of the TDA have strictly followed with appropriate evidence thereof (the "Written Notice of Forfeiture").

         5. As promptly as feasible after receipt of a Written Notice of Forfeiture from the Company, the Escrow Agent shall, after payment of any Escrow Fees as described in Paragraph 6 below, effectuate the return of the Forfeited Shares to the Treasury of the Company provided that said forfeiture does not otherwise conflict with any applicable Federal, State, SEC, Amex statue, rule or regulation.

         6. After receipt of a written notice of forfeiture the Company and the Consultant, jointly and severally shall be responsible for escrow fees (and any taxes payable thereon) made payable to the Escrow Agent in the amount of $500.00 payable before the processing of any Written Notice of Forfeiture (the "Escrow Agent Fees").

         7. Unless the Escrow Agent resigns in accordance with Paragraph 1 hereof, the Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Consultant and the Escrow Agent.


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         8.       The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no obligation to verify the signatures of any party hereto. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law (which may include its members) shall be conclusive evidence of such good faith.

         9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         10. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefore from the funds held in the Escrow Account. The Company understands that the Escrow Agent is relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

         11. The Escrow Agent may resign by written notice to the Company at any time and for any reason. In the event of any such resignation, the Company shall appoint a successor escrow agent within ten (10) business days and shall direct Escrow Agent to pay all of the fund remaining in the Escrow Account, less any fees and expenses to the successor agent. Should the Company fail to do so, the Escrow Agent may commence an action in any appropriate court and is authorized to transfer the Escrow Shares into Court in accordance with Paragraph 13 hereof.


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         12.      If the Escrow Agent reasonably requires other or further
                  instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to any state or federal court having competent subject matter jurisdiction in accordance with the applicable procedure therefore. The cost of any legal action required in connection with any matter described in this paragraph shall be for the account of the Company and shall be paid by the Company and/or the Consultant who shall be jointly and severally liable for such costs.

         14. The Company and each individual director hereto agrees to indemnify and hold harmless the Escrow Agent and each of its partners, employees, and agents, from any and all claims, liabilities, costs or expenses (including attorneys fees) in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent. The costs of defense of the Escrow Agent shall be advanced by the Company and/or the Consultant who shall be jointly and severally liable for such costs.

         15. All notices to, demands, consents or communications which any party may desire or may be required to give to the other must be in writing, shall be effective upon receipt in the United States after having been sent by registered or certified mail or sent by facsimile transmission, and shall be effective upon receipt outside the United States after having been delivered prepaid to a reputable international delivery service or


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                  courier or sent by facsimile transmission; and addressed to the address of the party designated below. Receipt shall be presumed on the date of proper transmission as to facsimile transmission and otherwise within three (3) Days as to notices given within the United States and ten (10) Days as to notices given outside the United States.

                  For notice to the Company:
                  Eurotech, Ltd.
                  10306 Eaton Place
                  Suite 220
                  Fairfax, Virginia 22030
                  Attn:    President
                  Facsimile Number: (703) 352-5994

                  For notice to the Escrow Agent:

                  Richard L. Walsh III, 6310 Post Road, North Kingstown, RI 02852, (401) 884-9142 telephone number and fax number

                  For the Consultant


         16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. Any action or proceeding based upon any claim, dispute or difference arising hereunder may be brought only in the courts of the State of New York or the United States District Court for the Southern District of New York. Each of the parties hereto submits to the jurisdiction of such courts with respect to any such action or proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the venue, or the convenience of the forum, with respect to any such action or proceeding brought in any of such courts. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

         17. Each party hereto acknowledges that they fully understand all terms, conditions and implications of these Joint Escrow Instructions.



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         18.      The rights and obligations of any party hereto are not
                  assignable without the written consent of the other parties hereto.


                                           THE COMPANY
                                           EUROTECH, LTD.

                                           /S/ TODD J. BROMS
                                           ---------------------------
                                           Todd J. Broms
                                           Chief Executive Officer and President


                                           CONSULTANT
                                           ipPARTNERS INC.

                                           /S/ ROBERT TARINI
                                           ---------------------------
                                           Name: Robert Tarini
                                           Title:    President



ACCEPTED BY ESCROW AGENT:


By:
    -----------------------------------
Date:


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